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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated March 18, 1999, with respect to the financial statements of Adatom, Inc. as of December 31, 1998 and 1997, and for each of the years then ended and for the period from inception, October 10, 1996 to December 31, 1998, included in this Registration Statement on Form S-4 of HealthCore Medical Solutions, Inc., dated September 15, 1999, and to the use of our name as it appears under the caption "Experts" in said Registration Statement.

/s/ Ireland San Filippo, LLP

IRELAND SAN FILIPPO, LLP

September 14, 1999